                            SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ]  Confidential, for Use of the
                                          Commission Only (as permitted by Rule
                                          14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            First Virginia Banks, Inc.
------------------------------------------------------------------------------
                Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

      ---------------------------------------------------------------------

(2)   Aggregate number of securities to which transaction applies:

      ---------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      ---------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

      ---------------------------------------------------------------------

(5)   Total fee paid:

      ---------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


(1)   Amount previously paid:

      -----------------

(2)   Form, schedule or registration statement no.:

      -------------------------

(3)   Filing party:

      -------------------------
(4)   Date filed:

      -------------------------

                           FIRST VIRGINIA BANKS, INC.

                            6400 ARLINGTON BOULEVARD
                        FALLS CHURCH, VIRGINIA 22042-2336

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 28, 2000

            The Annual Meeting of Stockholders of First Virginia Banks, Inc. will be held at the Ritz-Carlton Hotel at Tysons Corner, Ballroom Level, 1700 Tysons Boulevard, McLean, Virginia, at 10:00 a.m. on Friday, April 28, 2000, for the following purposes:

           (1) To elect four Class A directors for a term of three years.

           (2) To ratify the appointment of KPMG LLP as independent auditors for the year ending December 31, 2000.

           (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

           Stockholders of record at the close of business on February 21, 2000, are entitled to notice of and to vote at the meeting or any adjournments thereof.

STOCKHOLDERS ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE REGARDLESS OF WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING. STOCKHOLDERS MAY ALSO VOTE BY CALLING THE TOLL-FREE NUMBER SHOWN ON THEIR PROXY OR OVER THE INTERNET USING THE WEB SITE ADDRESS ALSO SHOWN ON THEIR PROXY.

                                            By Order of the Board of Directors,

                                            Barbara J. Chapman
                                            Vice President and Secretary

Falls Church, Virginia
March 8, 2000

                           FIRST VIRGINIA BANKS, INC.

                            6400 ARLINGTON BOULEVARD
                        FALLS CHURCH, VIRGINIA 22042-2336

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

           This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Virginia Banks, Inc. (hereinafter referred to as "First Virginia") of proxies to be voted at the Annual Meeting of Stockholders of First Virginia to be held at 10:00 a.m. on Friday, April 28, 2000, or any adjournment thereof. The approximate mailing date of this Proxy Statement and the accompanying proxy is March 8, 2000.

           For the first time, stockholders may choose any one of three methods to submit a proxy--by telephone, the Internet, or paper proxy. A proxy was mailed along with this Proxy Statement, and it contains complete instructions for submitting proxies. All properly completed proxies received by First Virginia prior to the meeting will be voted at the meeting in accordance with any direction noted thereon. Paper proxies on which no instructions are given will be voted FOR the nominees for election as directors and FOR Proposal 2. Any stockholder who has submitted a proxy may revoke it at any time before it is voted by attending the Annual Meeting and voting in person, by giving written notice of revocation of the proxy to the Secretary, by submitting to First Virginia a signed proxy bearing a later date, or by submitting a later proxy by telephone or the Internet.

           Holders of Common and Preferred Stock of First Virginia are entitled to vote at the meeting. Each share of Common and Preferred Stock is entitled to one vote on all matters which may come before the meeting. As of February 21, 2000, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were 50,184,577 shares of Common Stock and 48,296 shares of Preferred Stock of First Virginia issued and outstanding.

           As of February 10, 2000, the following persons beneficially owned more than five percent of a class of First Virginia stock:

                       Name and Address of            Amount of Beneficial
Title of Class         Beneficial Owner               Ownership                 Percent of Class
--------------         -------------------            ---------------------    ----------------
Common                 American Century               2,837,150                    5.7%
                       Investment
                       Management,
                       Inc.  ("ACIM")
                       4500 Main Street,
                       Kansas City, MO
                       64141

Preferred              Mary S. Harvell
                       7129 Taylor Road
                       Lynchburg, VA 24502            2,636                        5.4%

           According to a Schedule 13G filed with the Securities and Exchange Commission, ACIM manages the investments of a number of registered investment companies and some separate institutional investor accounts. The First Virginia Common Stock it holds is owned by and held for such investment companies and separate institutional investor accounts. Both ACIM and Ms. Harvell have sole voting and dispositive power with respect to the First Virginia stock they hold.

                            I. ELECTION OF DIRECTORS

           The Board of Directors is divided into three classes (A, B and C). The term of office for Class A directors will expire at this Annual Meeting. Four persons, three of whom are presently on the Board, have been nominated to serve as Class A directors, and if elected, the four nominees will serve for a term of three years. Two Class A directors, Ms. Elsie C. Gruver, who has served as a director since 1973, and Mr. Josiah P. Rowe, III, who has served since 1991, are not eligible to stand for re-election.

           With respect to the election of directors, the four nominees receiving the greatest number of votes cast for the election of directors will be elected, if a quorum is present at the meeting. The presence in person or by proxy of a majority of the outstanding shares of Common and Preferred Stock entitled to vote on the matter will constitute a quorum. Shares for which the holder has elected to abstain or withhold the proxy's authority to vote (including broker nonvotes) will count toward a quorum.

           Proxies received from stockholders will be voted in favor of the four nominees unless stockholders specify otherwise on their proxies. Although the Board of Directors does not expect that any of the persons named will be unable to serve as a director, should any of them be unable to accept nomination or election, it is intended that shares represented by the accompanying proxy will be voted by the proxy holders for such other person or persons as may be designated by the present Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES.

           Certain information concerning the nominees for election at this meeting and the Class B and Class C directors who will continue in office after the meeting is set forth below and on the following pages, as furnished by them.

                         NOMINEES FOR CLASS A DIRECTORS
                   (To Serve until the Annual Meeting in 2003)

                                                                                                      Common Stock
                                                                                                      Beneficially Owned
                                                                                                      December 31, 1999,
Name, Age and Year          Principal Occupation, Business Experience in                              and Percentage
Became a Director           Last Five Years, Other Directorships                                      of Class(1)
-----------------           ---------------------------------------------                             -----------
BARRY J. FITZPATRICK        Chairman of the Board, President and Chief Executive Officer of               130,166(2)
Age 59                      First Virginia since 1995; Executive Vice President, 1992-1995.
1995                        Chairman of the Board, First Virginia Bank in Falls Church,
                            and a director and principal officer of numerous First
                            Virginia affiliated nonbanking companies since 1995.
                            Trustee, Marymount University, Arlington, Virginia. Trustee,
                            Virginia Foundation for Independent Colleges, Richmond,
                            Virginia. Member, Executive Advisory Board, Virginia
                            Coalfield Economic Development Authority.

--------

(1) No director or executive officer owned as much as 1.0% of First Virginia Common Stock.

(2) Includes options to purchase 43,296 shares of Common Stock which are exercisable as of December 31, 1999, or sixty days thereafter.

LAWRENCE T.              Director, President and Chief Executive Officer (since 1983) of L.                      2,300(3)
JENNINGS                 F. Jennings, Inc., established in 1952 and now one of the largest
Age 57                   commercial building contractors in the mid-Atlantic region, involved
New Nominee              in a wide range of projects, including shopping centers,
                         office parks, industrial buildings, and multifamily
                         housing. Director, First Virginia Bank, Falls Church, 1996-2000.

W. LEE PHILLIPS, JR.     Professional engineer since 1959; former Chairman of the Board, Walter                 12,181(4)
Age 64                   L. Phillips, Inc., engineers, planners and surveyors, Falls Church, Virginia.
1985



ALBERT F.                Retired President, Government Systems Group of UNISYS
ZETTLEMOYER              Corporation in McLean, Virginia, 1993-1995; retired Executive
Age 65                   Vice President, UNISYS Corporation, 1993-1995.                                          8,000
1978

                                              CLASS B DIRECTORS
                                  (Serving until the Annual Meeting in 2001)

                                                                                                          Common Stock
                                                                                                          Beneficially Owned
Name, Age and Year       Principal Occupation, Business Experience in Last Five Years,                    December 31, 1999
Became a Director        Other Directorships                                                              Percentage of Class
-----------------        --------------------------------------------------------------                   -------------------
EDWARD L.                Partner, Breeden, MacMillan & Green, P.L.C., a law firm in Norfolk,                    99,731(5)
BREEDEN, III             Virginia, since 1968. Director, First Virginia Bank-Hampton
Age 64                   Roads, Norfolk, and First Virginia Life Insurance Company,
1982                     Falls Church. Chairman of the Board and President, The Hunter
                         Foundation, which operates a Victorian museum and a home for elderly men in Norfolk, Virginia (1970 to present), and The
                         Breeden-Adams Foundation, a private foundation which provides financial support for cancer research (1988 to present).
                         Managing Partner, The Tanners Creek Company and B&H
                         Associates, both of which are real estate investment companies in the Tidewater area of Virginia (1990 to present).

GILBERT R. GIORDANO      Portfolio Manager, Titan Financial Advisors, L.L.C., since 1996.                      292,964(6)
Age 71                   Partner, Giordano & Villareale, P.A., a law firm in Upper
1989                     Marlboro, Maryland, 1972-1997.  Director, Farmers Bank of
                         Maryland, Annapolis.


--------

(3) Includes 2,000 shares held by a trust of which Mr. Jennings is the sole trustee.


(4)  Includes 4,500 shares held by a trust of which Mr. Phillips is a trustee.


(5) Includes 11,250 shares held indirectly by a corporation, of which Mr. Breeden is Managing Partner, 57,262 shares held by two trusts, of which he is a trustee, and 24,487 shares held by two foundations, of which Mr. Breeden is Chairman of the Board and President.

(6) Includes 439 shares held in a trust for his son, 775 shares held by his spouse and daughter, 857 shares held by his spouse and son, 12,436 shares held by the Giordano Family Foundation, 7,246 shares held by his spouse as custodian for his son, and 26,086 shares held by his spouse alone.

ERIC C. KENDRICK         President, Mereck Associates, Inc., a real estate management and                       81,220(7)
Age 53                   development firm in Arlington, Virginia, since 1989.  Director and
1986                     President, Murteck Construction Company, Inc., Upton Corporation, and
                         Old Dominion Warehouse Corporation, Arlington.

ROBERT M. ROSENTHAL      President and Chief Executive Officer since 1954 and Chairman of                       30,816(8)
Age 71                   the Board and CEO since 1996 of Geneva Enterprises, Inc., lead
1998                     company of the Rosenthal Automotive Organization, Washington,
                         D.C. Metropolitan Area. Other related companies on which Mr.
                         Rosenthal also serves as Chairman or President include: Maryland
                         Imported Cars, Inc., since 1994; Imported Cars of Maryland, Inc., since 1991; Fairfax Imports, Inc., since 1988; Rosenthal Landover
                         Enterprises, Inc., since 1978; Auto Supply and Parts, Inc., since
                         1985; Old Dominion Insurance Company, since 1979; New Dominion
                         Insurance Company, since 1990; and, Geneva Air Services, Inc., since 1987. President, Arcoa, Inc., an advertising company, since
                         1970. Trustee, Capital Automotive REIT, a real estate investment trust which invests in real property and improvements used by motor vehicle related businesses in major urban areas across the country, since 1998. Director, First Virginia Bank, Falls Church.
                         Director, Metropolitan Washington Airports Authority. Trustee, Vice
                         President and Treasurer, The Phillips Collection, Washington, D. C.

ROBERT H. ZALOKAR        Retired Chairman of the Board and Chief Executive Officer of                           185,285
Age 72                   First Virginia, 1984-1994.  Director, First Virginia Bank, First
1959                     Virginia Life Insurance Company, and First Virginia Mortgage Company,
                         Falls Church, Virginia.

                                                CLASS C DIRECTORS
                                   (To serve until the Annual Meeting in 2002)

                                                                                                         Common Stock
                                                                                                         Beneficially
Name, Age and Year       Principal Occupation, Business Experience in Last Five Years,                   Owned December 31, 1999,
Became a Director        Other Directorships                                                             and Percentage of Class
-----------------        -------------------------------------------------------------                   ------------------------
PAUL H. GEITHNER, JR.    Retired President and Chief Administrative Officer, First                              48,149(9)
Age 69                   Virginia, 1985-1995. Director, First Virginia Life Insurance Company.
1984                     Director, Ellicott Machine Corporation, Baltimore, Maryland.
                         Trustee, Bridgewater College, Bridgewater, Virginia.
                         Secretary-Treasurer, Fairfax Symphony Orchestra Foundation.


--------

(7) Includes 16,911 shares held by his spouse and 2,593 shares held by a corporation of which Mr. Kendrick is a director and President.

(8) Includes 26,316 shares held by the Marion and Robert Rosenthal Foundation and 4,500 shares held by a trust of which Mr. Rosenthal is a trustee.


(9) Includes 40,091 shares held in a revocable trust and 6,834 shares held indirectly through his spouse's trust.

L. H. GINN, III           President, Lighting Affiliates, Inc., a distributor of electrical                       21,244(10)
Age 66                    fixtures located in Richmond, Virginia, since 1975; retired U.S. Army
1978                      Reserve Major General. Chairman of the Board, First Virginia
                          Bank-Colonial, Richmond. Vice Chairman, Westminster-Canterbury
                          Foundation, a foundation associated with a retirement facility in
                          Richmond; Trustee, Episcopal Diocesan Homes, Richmond. President,
                          SHEPCABEL Corporation, a real estate management company, and
                          Parking Control Corporation, which owns and operates a public parking facility, Richmond. President, St. Margaret's School
                          Foundation, Tappahanock, Virginia.

EDWARD M. HOLLAND         Attorney-at-Law in Northern Virginia since 1966; former Senator,                        75,818(11)
Age 60                    Virginia General Assembly, 1972-1996.  Director, First Virginia
1974                      Bank, Falls Church. Trustee, Chesapeake Bay Foundation. Trustee, Vice
                          President and Manager, Tidewater Research Foundation, a private charitable foundation supporting marine research and aquaculture,
                          Arlington, Virginia. Member of Council, Virginia Institute of
                          Marine Science, Gloucester Point, Virginia.

LYNDA S.                  Director (since 1987), President and Treasurer (since 1995),                              11,550(12)
VICKERS-SMITH             Snell Construction Corporation, a privately held company
Age 52                    headquartered in Arlington, Virginia, which owns and operates
1999                      commercial and residential properties located in the Northern
                          Virginia area. Director (since 1997), Virginia Management, Inc., a real estate management company located in Arlington. Trustee
                          (since 1996), Flint Hill School, an independent school for grades
                          JK through 12 located in Oakton, Virginia. Corporator, Northeastern University,
                          Boston, since 1998.

           As of December 31, 1999, directors and executive officers as a group beneficially owned 1,257,751 shares of Common Stock, representing approximately 2.5% of those shares outstanding (including shares covered by options exercisable as of December 31, 1999 or sixty days thereafter) and 100 shares of Preferred Stock representing less than one percent of those shares outstanding. Messrs. Breeden and Holland are members of or are associated with law firms which have been in the last two years, and are proposed in the future to be, retained by subsidiaries of First Virginia. Directors Breeden, Fitzpatrick, Geithner, Ginn, Giordano, Holland, Phillips, Rosenthal, Rowe, Vickers- Smith and Zalokar, as well as Lawrence T. Jennings, have been directors of various subsidiaries of First Virginia during the past five years. Ages of the directors are stated as of December 31, 1999. The total shares outstanding for the directors and executive officers as a group includes the shares held by the two directors not eligible for reelection: Elsie G. Gruver, a community and civic leader in Arlington, and Josiah P. Rowe, III, President and Publisher, The Free Lance-Star Publishing Co. of Fredericksburg, Va. As of December 31, 1999, Ms. Gruver owned 9,369 shares (which includes 1,350 shares held in her spouse's IRA) of First Virginia Common Stock and, as of the same date, Mr. Rowe owned 2,250 shares of First Virginia Common Stock and 100 shares of First Virginia Preferred Stock.

--------

(10) Includes 425 shares held indirectly through his spouse's Individual Retirement Account and 2,727 shares held by a trust of which Mr. Ginn is trustee.

(11) Includes 51,718 shares held indirectly by two corporations of which Mr. Holland is an officer, director, and owner and 14,100 shares held in two trusts in which he is the beneficiary.

(12) Includes 11,250 shares held indirectly by a corporation in which Ms. Vickers-Smith is an officer and director (shared voting and investment power).

                BENEFICIAL OWNERSHIP OF NAMED EXECUTIVE OFFICERS

           The following table sets forth the shares of First Virginia Common Stock beneficially owned by the named executive officers as of December 31, 1999.

                                                                        Number of Shares of Common Stock
                               Name of Officer                         of First Virginia Beneficially Owned*
                               -----------------------------------------------------------------------------
                               Barry J. Fitzpatrick                                 130,166

                               Shirley C. Beavers, Jr.                               70,942

                               Richard F. Bowman                                     49,409

                               Raymond E. Brann, Jr.                                 64,955

                               Thomas P. Jennings                                    27,586


* The amounts shown represent the total shares owned beneficially by such individuals as of December 31, 1999, together with shares which are issuable upon the exercise of all stock options that are exercisable. Specifically, the following individuals have stock options that are exercisable as of December 31, 1999 (or sixty days thereafter), which give them the right to acquire the shares indicated after their name upon the exercise of those options: Mr. Fitzpatrick, 43,296; Mr. Beavers, 49,828; Mr. Bowman, 31,400; Mr. Brann, 34,700; and Mr.
Jennings, 6,850. None of the named executive officers owned as much as 1.0% of First Virginia Common Stock.

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

           First Virginia's Board of Directors has a standing Audit Committee, Director Nominating Committee, Management Compensation and Benefits Committee, Public Policy Committee, and Executive Committee.

           The Audit Committee, comprised of Directors Breeden, Giordano, Gruver, Kendrick, and Phillips, held five meetings during 1999. Functions of the Committee include (1) reviewing with the independent auditors and management such matters as: the financial statements and the scope of First Virginia's audit, compliance with laws and regulations, and the adequacy of First Virginia's system of internal procedures and controls and resolution of material weaknesses; (2) reviewing with First Virginia's internal auditors the activities and performance of the internal auditors; (3) reviewing the selection and termination of the independent auditors and any significant disagreements between the independent auditors and management; and (4) reviewing the nonaudit services of the independent auditors. Under Section 36 of the Federal Deposit Insurance Act, the Audit Committee also performs similar functions for some of the First Virginia member banks.

           The Director Nominating Committee, comprised of Directors Zalokar, Fitzpatrick, Ginn, Giordano, Rowe, and Vickers-Smith, held one meeting in 1999. The functions of the Committee include annually recommending to the Board the names of persons to be considered for nomination and election by First Virginia's stockholders and, as necessary, recommending to the Board the names of persons to be appointed to the Board between annual meetings.

           The Management Compensation and Benefits Committee, comprised of Directors Zettlemoyer, Holland, Kendrick, Phillips, and Rosenthal, held one meeting in 1999. The Committee has the authority to establish the level of compensation (including bonuses) and benefits of management of First Virginia. In addition, the Committee has authority to award long-term incentive compensation, e.g., stock options, to First Virginia's management based on such factors as individual and corporate performance.

           The Public Policy Committee, comprised of Directors Gruver, Breeden, Fitzpatrick, Geithner, Rowe, Vickers-Smith, and Zalokar, met two times during 1999. This Committee oversees First Virginia's contributions and matching gifts programs. The Committee also monitors the programs developed for equal employment.

           The Executive Committee, comprised of Directors Zalokar, Breeden, Fitzpatrick, Geithner, Ginn, Holland, and Zettlemoyer, held twelve meetings in 1999. The Committee exercises all of the powers of the Board of Directors when the Board is not in session, except for those powers reserved for the Board under state law and by First Virginia's Articles of Incorporation and Bylaws.

           During 1999, there were twelve meetings of the Board of Directors. All incumbent directors attended more than 75% of the aggregate total number of meetings of the Board and committees of the Board on which they served.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Exchange Act of 1934 requires First Virginia's directors and executive officers to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers and directors are required by SEC regulation to furnish First Virginia with copies of all Section 16(a) forms they file.

           Based on a review of the forms that were filed and written representations from the directors and executive officers, First Virginia believes that during the year 1999 all filing requirements applicable to its directors and officers were met on time.

                             EXECUTIVE COMPENSATION

           The Summary Compensation Table on the next page shows the annual compensation for the last three fiscal years for First Virginia's Chief Executive Officer and for the four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE


                                                                                                              Long Term
                                             Annual Compensation                                             Compensation
                                             -------------------                                             ------------

(a)                                 (b)      (c)                (d)              (e)                  (f)                  (g)
                                                                                Other
                                                                                Annual             Options/             All Other
Name and                                                                        Compensa-          SARs                 Compen-
Principal                                                                       tion               Awarded              sation
Position                           Year     Salary ($)(1)      Bonus ($)(2)     ($)(3)             (#)(4)               ($)(5)
---------                          ----     -------------      ------------     -------------      ------------         ---------
Barry J. Fitzpatrick               1999     660,000            455,265           4,286             30,000               73,519
Chairman, President and            1998     630,000            222,360           3,860             25,000               61,877
Chief Executive Officer            1997     600,000            346,944           3,395             30,000               66,144
of First Virginia

Shirley C. Beavers, Jr.            1999     278,500            197,764           4,599             15,000               33,313
Executive Vice President           1998     266,000             86,435           3,924             12,500               34,688
of First Virginia and              1997     253,500            134,265           3,708             15,000               32,812
Vice Chairman and
Chief Executive Officer of
First Virginia Services, Inc.

Richard F. Bowman                  1999     233,000            196,338           4,799             15,000               19,908
Executive Vice President,          1998     208,000             84,894           3,724             12,500               20,935
Treasurer                          1997     183,000            132,245           3,708             15,000               18,662
and Chief Financial Officer
of First Virginia

Raymond E. Brann, Jr.              1999     225,500            195,373           3,989             15,000               63,249
Executive Vice President           1998     214,500             84,640           5,531             12,500               64,310
of First Virginia                  1997     204,500            132,471           5,052             15,000               62,268

Thomas P. Jennings                 1999     171,600            32,829              320              6,500               14,560
Senior Vice President and          1998     164,100            30,313              787              6,500               14,602
General Counsel                    1997     158,100            40,716              566              7,500               13,841

           (1) The Salary column (c) includes the base salary earned by the executive officer, which includes amounts that are deferred under the First Virginia Banks, Inc. Employees Thrift Plan, the First Virginia Thrift Restoration and Deferred Compensation Plan and the First Virginia Pre-Tax Health Benefit Plan.

           (2) The Bonus column (d) includes the amount earned as a bonus for that year even if paid in the following year. It also includes amounts earned for that year under the First Virginia Banks, Inc. Profit Sharing Plan.

           (3) The Other Annual Compensation column (e) includes the amount of taxes paid by First Virginia for certain benefits.

           (4) Column (f) includes the number of stock options that were granted in 1999.

           (5) The All Other Compensation column (g) includes the amount paid by the employer under the First Virginia Banks, Inc. Employees Thrift Plan which, for each of the named officers, was $7,200. It also includes the amounts paid by the employer under the First Virginia Thrift Restoration and Deferred Compensation Plan. This plan provides supplemental retirement benefits for those key officers who are restricted from receiving further benefits under the Thrift Plan as a result of the limitation on pretax contributions imposed by the Internal Revenue Code. For 1999, these amounts were: for Mr. Fitzpatrick, $42,631; Mr. Beavers, $9,233; Mr. Bowman, $7,116; Mr. Brann, $6,767; and Mr.
Jennings, $1,886. It also includes the premium amounts paid by the employer under the First Virginia Split Dollar Life Insurance Plan. For 1999, these amounts were: for Mr. Fitzpatrick, $21,100; Mr. Beavers, $14,262; Mr. Bowman, $5,082; Mr. Brann, $43,581; and Mr. Jennings, $4,279. It
also includes the "above-market" earnings on deferred compensation earned during 1999. These amounts were: for Mr. Fitzpatrick, $2,588; Mr. Beavers, $2,618; Mr. Bowman, $510; Mr. Brann, $5,701; and Mr. Jennings, $1,195.

                             STOCK INCENTIVE PROGRAM

           The following table shows for each of the named executive officers
(1) the number of stock options that were granted during 1999, (2) out of the total number of options granted to all employees, the percentage granted to the named executive officer, (3) the exercise price, (4) the expiration date, and
(5) the potential realizable value of the options, assuming that the market price of the underlying securities appreciates in value from the date of grant to the end of the option term, at annualized rates of 5% and 10%. No freestanding or tandem SARs were granted in 1999.

                           STOCK OPTION GRANTS IN 1999

                                              Percent of
                               Number of      Total                                              Potential Realizable
                               Securities     Options                                            Value at Assumed
                               Underlying     Granted to      Exercise                           Annual Rates of
                               Options        Employees       or Base                            Stock Price Appreciation
                               Granted        in Fiscal       Price           Expiration         for Option Term
               Name            (# Shs.)(1)    Year (2)        ($/Sh.)         Date               5% ($)           10% ($)
               ----            -----------    ----------      --------        ---------          ------           -------

Barry J. Fitzpatrick           30,000         11.24%          42.75           12/14/2009         806,557          2,043,975

Shirley C. Beavers, Jr.        15,000          5.62%          42.75           12/14/2009         403,279          1,021,987

Richard F. Bowman              15,000          5.62%          42.75           12/14/2009         403,279          1,021,987

Raymond E. Brann, Jr.          15,000          5.62%          42.75           12/14/2009         403,279          1,021,987

Thomas P. Jennings              6,500          2.43%          42.75           12/14/2009         174,754          442,861

           (1) Options granted to the named executive officers in 1999 vest over a five-year period. All of the options that were granted in 1999 include a provision that would accelerate the vesting of the options upon a "change in control" of First Virginia. For an explanation of the "change in control" provision, see "Directors' Compensation, Consulting Arrangements and Plans Which Include Change in Control Arrangements."

           (2) Options to purchase 267,000 shares of First Virginia Common Stock were granted to employees during 1999. No freestanding SARs were granted in 1999 to employees, and none of the options that were granted had any tandem SARs.

           The following table on the next page shows for each of the named executive officers the number of shares of First Virginia Common Stock acquired upon the exercise of stock options and stock appreciation rights during 1999, the value realized upon their exercise, the number of unexercised stock options and SARs at the end of 1999, and the value of unexercised "in-the-money" stock options at the end of 1999. Stock options are considered "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the option. Some of the stock options which were granted to First Virginia's executive officers include a provision that would accelerate the vesting of the options upon a "change in control" of First Virginia.

                                             AGGREGATED OPTIONS/SAR EXERCISES IN 1999 AND
                                                            YEAREND OPTIONS
                                                            ---------------

                                                                                                             Value of
                                                                                    Number of                Unexercised In-
                                                                                    Unexercised              the-Money Options
                                                                                    Options at                  at
                                  Shares                                            Yearend (#)              Yearend ($)
                                  Acquired on                                       Exercisable/             Exercisable/
              Name                Exercise(#)           Value Realized ($)          Unexercisable            Unexercisable
              ----                -----------           ------------------          -------------            -------------
Barry J. Fitzpatrick                     26,017                   738,815           28,296/95,000            240,881/294,250

Shirley C. Beavers, Jr.                  11,250                   457,237           43,828/44,500            857,671/101,875

Richard F. Bowman                         9,750                   353,238           25,400/44,500            373,002/101,875

Raymond E. Brann, Jr.                     7,550                   282,184           28,700/44,500            549,608/101,875

Thomas P. Jennings                          900                    15,787            4,300/20,550             17,625/ 37,112


             PENSION AND THRIFT PLANS AND SUPPLEMENTAL ARRANGEMENTS

           The following table shows the estimated annual benefit payable upon retirement (life only) under the First Virginia Pension Trust Plan and under the First Virginia Supplemental Pension Trust Plan based on specified remuneration and years of credited service classifications, assuming a participant retired on December 31, 1999, at age 65. Credited service in excess of thirty years is not taken into account in determining benefits under either plan.

                                   ANNUAL BENEFITS UNDER FIRST VIRGINIA'S PENSION TRUST PLAN AND
                                          THE FIRST VIRGINIA SUPPLEMENTAL PENSION TRUST PLAN
                                          --------------------------------------------------

Average
Annual Pay              10 Years                15 Years                20 Years                25 Years                30 Years
for Highest                of                      of                      of                      of                      of
Five Years              Service                 Service                 Service                 Service                 Service
----------              -------                 -------                 -------                 -------                 -------
$200,000                $ 30,347                $ 45,521                $ 60,694                $ 75,868                $ 91,041

$300,000                $ 46,347                $ 69,521                $ 92,694                $115,868                $139,041

$400,000                $ 62,347                $ 93,521                $124,694                $155,868                $187,041

$500,000                $ 78,347                $117,521                $156,694                $195,868                $235,041

$600,000                $ 94,347                $141,521                $188,694                $235,868                $283,041

$700,000                $110,347                $165,521                $220,694                $275,868                $331,041

$800,000                $126,347                $189,521                $252,694                $315,868                $379,041

           Under the First Virginia Pension Trust Plan, a participant retiring at age 65 with 30 years of credited service under the Plan will receive a maximum annual pension benefit equal to 1.1% of average annual pay multiplied by 30 years of credited service plus 0.5% of average annual pay in excess of covered compensation multiplied by 30 years of credited service. The calculation of "average annual pay" is based on annual compensation for the highest five consecutive years out of the participant's final 10 years of service. "Covered compensation" is calculated by multiplying the annual average of Social Security taxable wage bases in effect for the 35 years ending with the last day of the year in which the participant attains Social Security retirement age. First Virginia also has the First

Virginia Supplemental Pension Trust Plan for certain key employees which provides for the payment of supplemental pension benefits as a result of the IRS restrictions on benefits under the First Virginia Pension Trust Plan. All of the named executive officers (except for Mr. Fitzpatrick who would receive benefits at retirement under a separate Supplemental Compensation Agreement) participate in the Supplemental Pension Trust Plan.

           Remuneration or earnings determining pension benefits under both the Pension Trust Plan and the Supplemental Pension Trust Plan includes salaries and bonuses (which are listed in the Summary Compensation Table) and any other taxable compensation. Compensation resulting from the exercise of nonqualified options, SARs, and deferred compensation are excluded from the computation of benefits under both plans. For purposes of determining benefits under the Pension Trust Plan, each of the named executives had the following years of service as of December 31, 1999 (30 years is the maximum): Mr. Fitzpatrick, 30 years; Mr. Beavers, 30 years; Mr. Bowman, 24.5 years; Mr. Brann, 30 years; and Mr. Jennings, 21.8 years. If a participant retired on December 31, 1999, at age 65, the participant would receive the pension benefits as determined by using the Summary Compensation and Pension Tables shown above in conjunction with the formula described in the previous paragraph.

           Mr. Fitzpatrick's Supplemental Compensation Agreement ("Agreement") provides him with supplemental retirement benefits in addition to those pension benefits he would receive from the First Virginia Pension Trust Plan. Under the Agreement, if he resigns, retires or leaves First Virginia for any reason, he is entitled to receive for the rest of his life, supplemental compensation equal to sixty percent of the average of his highest five years of annual salary and bonus, reduced by the amount he would receive under the First Virginia Pension Trust Plan. Highest annual salary includes salary and bonus and any profit sharing payments received under the First Virginia Profit Sharing Plan but does not include any other form of compensation that is not salary or bonuses, such as compensation arising from the exercise of SARs and nonqualified options. To avoid a possible doubling up of benefits from this Agreement and a separate Employment Agreement (see below), payments to Mr. Fitzpatrick pursuant to his Agreement would be delayed for three years upon a change of control. Should Mr. Fitzpatrick die, his spouse would be entitled to one-half of his total annual benefit for the rest of her life. Under his Agreement, once benefits begin to be paid, Mr. Fitzpatrick is to remain available to provide consulting and advisory services if he is physically and mentally capable of doing so. Furthermore, his benefits are forfeitable under certain circumstances.

           Messrs. Fitzpatrick, Beavers, Bowman, Brann, and Jennings have entered into employment agreements with First Virginia which provide for their continued employment for a three-year period following the date on which a "change of control" takes place (the "Employment Period"). These agreements require First Virginia (or any successor corporation) to employ the executive during the Employment Period following a change of control in a position with authority, duties and responsibilities at least commensurate to what the executive had prior to a change of control, and at compensation levels (including benefits) at least equal to what the executive was making prior to the change of control. If, during the first year of his Employment Period, the executive is terminated other than for "cause" or "disability" or the executive terminates his employment for "good reason" (as those terms are defined under the employment agreements), then First Virginia (or its successor) would pay the executive a lump sum equal to 2.99 times the sum of his annual base salary and bonus. If, during the second or third year of his Employment Period, the executive is terminated other than for cause or disability or terminates his employment for good reason, then First Virginia or its successor would pay the executive a lump sum equal to two times the sum of his annual base salary and bonus. During a thirty-day period after the first year, the executive could terminate his employment for any reason and receive two times the sum of his annual base salary and bonus. Furthermore, if any payments made under the agreements subject the executive to excise taxes under Internal Revenue Code
Section 4999, such payments would be "grossed up" to put the executive in the same after-tax position as if no excise taxes had been imposed.

           Executive officers are eligible to participate in the First Virginia Banks, Inc. Employees' Thrift Plan ("Thrift Plan"). Under the Thrift Plan, employees of First Virginia and its subsidiaries who have completed one year of service can contribute up to six percent of their compensation and receive matching employer contributions equal to 50% of their employee contributions. Employees also can contribute up to an additional six percent of their compensation without receiving a matching contribution. For the years when First Virginia meets an earnings test under the Thrift Plan, employees can receive matching contributions equal to 75% of employee contributions. The Thrift Plan complies with Section 401(k) of the Internal Revenue Code so that employee contributions can be made on a pretax basis. Employees can direct the investment of their contributions and the matching employer contributions into one or more of three funds that are administered by the Trust and Asset Management Services Department of First Virginia Bank. Reference is made to footnote 5 of the Summary Compensation Table for the amount of contributions made on behalf of the named executive officers under the Thrift Plan.

           First Virginia also maintains a First Virginia Thrift Restoration and Deferred Compensation Plan which provides supplemental retirement benefits for those key officers who are restricted from receiving further benefits under the Thrift Plan as a result of the limitation on pretax contributions imposed by the Internal Revenue Code. Under the First Virginia Thrift Restoration and Deferred Compensation Plan, executive officers can continue to make pretax contributions in excess of the IRS limits imposed on the Thrift Plan and receive matching contributions from First Virginia identical to what they would have received if they were in the Thrift Plan and there were no limitations on contributions. Reference is made to Footnote 5 of the Summary Compensation Table for the amount of the employer contributions made on behalf of the named executive officers under the First Virginia Thrift Restoration and Deferred Compensation Plan.

                DIRECTORS' COMPENSATION, CONSULTING ARRANGEMENTS
             AND PLANS WHICH INCLUDE CHANGE IN CONTROL ARRANGEMENTS

           In 2000, directors of First Virginia who are not salaried officers will be paid an annual retainer of $15,000 per year and a fee of $965 for each meeting of the Board of Directors attended. Committee chairmen will receive $875 for each committee meeting they chair and other Committee members will receive $725 for each committee meeting they attend. Directors are reimbursed for out-of-town expenses incurred in connection with attendance at Board and Committee meetings.

           During 1999, Edwin T. Holland, the founder and former Chairman and Chief Executive Officer of First Virginia, and Thomas K. Malone, Jr., former Chairman and Chief Executive Officer of First Virginia, were paid $123,048 and $134,532, respectively, under supplemental compensation agreements, in addition to amounts they received from the First Virginia Pension Trust Plan and, in the case of Mr. Malone, in addition to the fees he receives for attending Board meetings. When requested, both Holland and Malone are required to provide consulting services under their supplemental compensation agreements. Also, during 1999, Robert H. Zalokar, former Chairman and Chief Executive Officer of First Virginia, and Paul H. Geithner, Jr., former President and Chief Administrative Officer of First Virginia, were paid $521,316 and $282,527, respectively, under supplemental compensation agreements, in addition to amounts they received from the First Virginia Pension Trust Plan and their director fees. When requested, both Zalokar and Geithner are required to provide consulting services under their supplemental compensation agreements. First Virginia paid Mr. Zalokar's and Mr. Malone's country club membership fees of $3,588 and $1,565, respectively, during 1999. During 1999, Virginia H. Brown, formerly Virginia H. Beeton, received $71,000 pursuant to her former spouse's Supplemental Retirement Agreement with First Virginia, in addition to what she received from the First Virginia Pension Trust Plan. Her former spouse, Ralph A. Beeton, who is now deceased, was Chairman and Chief Executive Officer of First Virginia.

           First Virginia also has two key employee salary reduction deferred compensation plans, one of which began in 1983 and the other in 1986, and three directors' deferred compensation plans, two of which also began in 1983 and 1986, and the other began in 1998 ("Deferred Compensation Plans"). Under the 1983 and 1986 Deferred Compensation Plans, participants elect to defer some or all of their compensation from First Virginia, and First Virginia agrees to pay at normal retirement age or earlier (or to participant's beneficiary or estate on participant's death) a sum substantially in excess of what each participant has deferred. To fund the benefits under the 1983 and 1986 Deferred Compensation Plans, First Virginia has purchased life insurance policies on the lives of the participants, with First Virginia as the beneficiary. For the period ending December 31, 1999, none of the named executive officers of First Virginia deferred any compensation under the Deferred Compensation Plans. Under the 1998 Directors' Deferred Compensation Plan, directors may defer their fees and receive earnings on those deferrals at the distribution date, based on the funds they choose.

           The 1983 deferred compensation plans include a provision regarding "change in control." If there is a "change in control" of First Virginia, and a director is terminated under the directors' plan, or in the case of the employee plan, an employee is terminated "without cause" or the employee terminates his/her employment for "good reason," as those terms are defined under the employee plan, then the director or employee, as the case may be, becomes entitled to receive his/her benefits under the 1983 Deferred Compensation Plans at retirement, notwithstanding the fact that his/her affiliation with First Virginia has terminated.

           First Virginia has a Split Dollar Life Insurance Plan ("Split Dollar Plan") which currently includes all executive employees of First Virginia including those named in the Summary Compensation Table. Under the Split Dollar Plan, an executive can purchase ordinary life insurance policies with coverage of at least two times what is projected to be the executive's base salary at retirement, up to a limit of $1,000,000. A portion of the premiums will be loaned to the executives by First Virginia up to the later of ten years or the executive's retirement date. At the end of this period, if assumptions about mortality, dividends and other factors are realized, First Virginia will recover all of its loans for premiums from the cash value of the policy. The policy will then be transferred to the executive, who will pay all further premiums, if any, under the policy. Executives who participate in the Split Dollar Plan forego any insurance coverage over $50,000 under the First Virginia Group Life Insurance Plan. During 1989, the Split Dollar Plan was amended so that in the event of a "change in control," only the executive would have the right to terminate the policy.

           First Virginia's Board of Directors approved in 1992 the establishment of a trust with Chemical Bank (now The Chase Manhattan Bank) as the trustee to partially secure the benefits of some of First Virginia's nonqualified compensation plans, including the Deferred Compensation Plans and the First Virginia Thrift Restoration and Deferred Compensation Plan, in case of a change in control. Under the trust agreement establishing the trust, if a "change in control" takes place, the trustee would pay the benefits under the covered compensation plans out of the trust assets that have been contributed to the trust by First Virginia, if First Virginia or its successor refused to pay the benefits. The trust is considered a "grantor trust" subject to the claims of First Virginia's general creditors. For accounting purposes, the trust assets are considered corporate assets and, therefore, no balance sheet impact to First Virginia will result from the establishment of the trust. The trust agreement does not include a provision which would accelerate the vesting or payment of any of the benefits under the covered compensation plans in case of a change in control.

           The 1983 deferred compensation plans, the Split Dollar Plan, the above-described trust agreement with The Chase Manhattan Bank, Mr. Fitzpatrick's Supplemental Compensation Agreement, certain stock option agreements, and the above-described employment agreements all include change in control provisions. Under this definition, a change in control means: (a) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of First Virginia Common Stock or (ii) the combined voting power of the then outstanding voting securities of First Virginia entitled to vote generally in the election of directors (the "Outstanding First Virginia Voting Securities"); provided, however, that any acquisition directly from or by First Virginia or any acquisition by any employee benefit plan (or related trust) sponsored or maintained by First Virginia or an affiliated company or any acquisition by a company pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of (c) below would be excluded; or (b) individuals who, as of the date when the change in control provisions were adopted, constitute the Board (the "Incumbent Board") of First Virginia, cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by First Virginia's shareholders, was approved by vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of First Virginia (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding First Virginia Common Stock and Outstanding First Virginia Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns First Virginia or all or substantially all of First Virginia's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding First Virginia Common Stock and the outstanding First Virginia Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of First Virginia or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or (d) approval by the shareholders of First Virginia of a complete liquidation or dissolution of First Virginia.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           The current members of First Virginia's Management Compensation and Benefits Committee are Edward M. Holland, Eric C. Kendrick, W. Lee Phillips, Jr., Robert M. Rosenthal and Albert F. Zettlemoyer. Edward M. Holland is the son of Edwin T. Holland, the founder and former Chairman and Chief Executive Officer of First Virginia. As noted above, Edwin T. Holland received a fee from First Virginia pursuant to a Supplemental Compensation Agreement. Also, as noted above, Edward M. Holland's sister, Virginia H. Brown, receives a benefit pursuant to her former spouse's Supplemental Retirement Agreement with First Virginia. Albert F. Zettlemoyer's daughter is an officer of First Virginia Insurance Services, Inc., a subsidiary of First Virginia. None of the members of the Management Compensation and Benefits Committee served as members of the compensation committees of another entity. No executive officer of First Virginia served as a director of another entity that had an executive officer serving on First Virginia's compensation committee. No executive officer of First Virginia served as a member of the compensation committee of another entity which had an executive officer who served as a director of First Virginia.

                 MANAGEMENT COMPENSATION AND BENEFITS COMMITTEE
                       REPORT CONCERNING FIRST VIRGINIA'S
                          EXECUTIVE COMPENSATION POLICY

           The Management Compensation and Benefits Committee (the "Committee") of the Board of Directors establishes the policy for the compensation of the executive officers of First Virginia. It is also responsible for administering most of First Virginia's executive compensation programs. The Committee is composed entirely of outside directors who are not eligible, with the exception of the directors' deferred compensation plans, to participate in the plans over which it has authority.

           The overall goal of First Virginia's compensation policy is to motivate, reward, and retain its key executive officers. The Committee believes this should be accomplished through an appropriate combination of competitive base salaries and, at times, both short-term and long-term incentives.

           The primary components of First Virginia's executive compensation program are base salaries, bonuses, (e.g., short-term compensation), and equity compensation (e.g., long-term compensation). Executive officers also participate in other broad-based employee compensation and benefit programs. In its determination of executive compensation, the Committee noted the potential effect of the one million dollar deduction limitation under Section 162(m) of the Internal Revenue Code but declined to alter its policy in determining executive compensation to meet the requirements for deductibility under Section 162(m) because the amount of compensation affected is not material.

BASE SALARY

           The Compensation Committee's policy for determining base salaries is based on two primary factors:

           (1) the degree of responsibility the executive officer has, his experience, and the number of years he has been in office and

           (2) the compensation levels of corresponding positions at other banking companies of comparable size as First Virginia. This "Local Peer Group" of companies consists of Compass Bancshares based in Alabama, Hibernia Corporation based in Louisiana, Mercantile Bankshares Corporation and Allfirst Financial, Inc. based in Maryland, First Tennessee National Corporation based in Tennessee, and Centura Banks, Inc. and CCB Financial Corporation based in North Carolina. Base salaries are targeted to be the median salaries of corresponding positions in the "Local Peer Group". For 1999, Mr. Fitzpatrick's base salary was $660,000 which was 101.5% of the median for salaries paid to his counterparts in the "Local Peer Group".

SHORT-TERM INCENTIVES/BONUSES

           The Committee grants bonuses to the executive officers and CEO based on the extent to which First Virginia achieves or exceeds annual performance objectives. The Compensation Committee may award bonuses to the CEO and to the executive officers if First Virginia achieves a return on total average assets
(ROA) of at least 1% (the same basis for determining payments of profit sharing to all employees). ROA generally is considered by the Committee to be the most important single factor in measuring the performance of a banking company, and achievement of a 1% ROA generally is considered by the Committee to be the minimum for a good performing banking company.

           Bonus awards are based on the following:

           (a) The Committee establishes target amounts each year for return on average assets ("ROA"), return on total stockholders' equity ("ROE"), asset quality, and capital strength consistent with First Virginia's Profit Plan target amounts. Up to 50% of an executive's salary may be awarded if the corporation achieves an ROA equivalent to 80% or more of the ROA target amount for the year. For the chief executive officer, First Virginia would also have to achieve 80% of targeted amounts for ROE, asset quality as determined by the ratio of nonperforming assets to total loans (NPA ratio) and net loan charge-offs (CO ratio) and capital strength based on the average equity-to-asset ratio (Equity/Asset ratio) and the Tier I risk-based capital ratio; and/or

           (b) Up to 30% of an executive's bonus may be awarded based on the degree to which First Virginia's earnings, asset quality, and capital ratios exceed the average for the other major banking companies based in the Southeast, the "Southern Regional Peer Group," as compiled by Keefe, Bruyette and Woods, the New York securities firm which specializes in the banking and thrift industry; and/or

           (c) Up to 20% of an executive's bonus may be awarded at the discretion of the Committee based on an individual executive's performance.

           Within the above parameters, prior to the beginning of each year, the Committee establishes for the CEO a target bonus which is based on a projected return on assets for First Virginia. At the end of the year, the Committee considers a preliminary bonus after taking into account the target bonus, First Virginia's actual return on assets for the year, and a formula which is based on a set relationship between the actual versus the projected return on assets.

           The Committee then exercises its judgment in light of the foregoing parameters and other considerations, including the Committee's view of individual performance and potential and the recommendations of the CEO for the executive officers (other than himself), to reach a bonus decision for each executive officer and for the CEO. The Committee does not use a formula to determine a final bonus decision. Among other things, Mr. Fitzpatrick's bonus reflected First Virginia's success in achieving a 1.63% return on assets (for the first nine months) and the other above-described results. Consistent with the Committee's avoidance of a strict formula approach, no specific weighing among the above 50%, 30% and 20% factors was specified. The Committee believes that the use of the above approach provides a flexible yet effective method of motivating First Virginia's management.

           Listed below are the annualized ratios for First Virginia and the Southern Regional Peer Group based on results for the first nine months of 1999, the latest data available to the Committee at the time the incentive awards were considered.


                                                    First Virginia
                                          Profit Plan
                                          or Target                              KBW Southern
                                          Amount               Actual            Regional Peer Group
                                          ------               ------            -------------------
Earnings (Higher is better)
           ROA                             1.42%                1.63%                  1.26%
           ROE                            13.51%               15.09%                 15.18%


Asset Quality (Lower is better)
           NPA                              .40%                 .35%                   .53%
           CO                               .25%                 .17%                   .27%

Capital (Higher is better)
 Equity/Asset Ratio                       10.66%               10.83%                  8.66%


 Tier I Risk Based                        10.00%               12.70%                 11.58%
      Capital


           First Virginia's actual results were greater than 80% of the profit plan or target amount in every category and exceeded the Regional Peer Group in every category except ROE. For that reason, the Committee awarded Mr. Fitzpatrick a bonus of $425,000.

LONG-TERM COMPENSATION/STOCK OPTIONS

           The Committee believes that the granting of stock options is the most appropriate form of long-term compensation for executives and that such awards of equity encourage the executive to achieve a significant ownership stake in the success of First Virginia.

           At the end of 1999, the Committee granted options covering a total of 267,000 shares of First Virginia Common Stock at $42.75 per share to the CEO and to certain officers. Most options that were awarded by the Committee vest over a five-year period in equal annual installments. Those optionees who are expected to retire in the next few years were awarded options that vest over a period that ends shortly before their anticipated retirement.

           The size of each option award was not based on a formula and did not necessarily correlate to the degree by which First Virginia's results exceeded those of its Local Peer Group or the amount of each executive's current stock-based holdings. Instead, the size of each award was based on a number of factors, some of which were subjective, including the performances of the CEO and each executive officer and the degree of responsibility each executive officer has with First Virginia. Mr. Fitzpatrick received options covering 30,000 shares. The size of his grant was primarily based on the performance of First Virginia as described above.

           Edward M. Holland
           Eric C. Kendrick
           W. Lee Phillips
           Robert M. Rosenthal
           Albert F. Zettlemoyer

                                PERFORMANCE GRAPH

           The following performance chart compares the yearly percentage change in First Virginia's cumulative total shareholder return on its Common Stock with
(1) the cumulative total return of a broad market index that includes companies whose equity securities are traded on the same exchange or are of comparable market capitalization and (2) the cumulative total return of a published industry or line-of-business index.

                                        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                                         First Virginia Banks, Inc., S&P MidCap 400 and
                                             KBW 50 Index (with dividends reinvested)

                                          First Virginia             S&P 400
                                          Banks, Inc.                Mid Cap                          KBW 50
                                          -----------                -------                          ------
                     1994                 100                           100                             100

                     1995                 135                           131                             160

                     1996                 160                           156                             227

                     1997                 266                           206                             331

                     1998                 248                           245                             359

                     1999                 234                           281                             346

           First Virginia believes the most appropriate equity market indices to be used to measure the price performance of First Virginia's Common Stock are the "S&P MidCap 400" and the "KBW 50." First Virginia is included as a component of the S&P MidCap 400.

           The Standard & Poor's MidCap 400 is comprised of 400 securities with market value between approximately $200 million and $4 billion. First Virginia considers it more representative of companies its size (year-end 1999 market capitalization of approximately $2.114 billion) than the S&P 500 index which is heavily dominated by large capitalization stocks (the 50 largest stocks account for 50% of the total value of the S&P 500). Also, financial stocks represent approximately 15% of the S&P MidCap 400 index.

           The KBW 50 is an index comprised of 50 banking companies, including all the money center banks and most large regional banks. It was developed by Keefe, Bruyette & Woods, a New York securities firm which specializes in the banking and thrift industry. The KBW 50 is considered more representative of price performance of the major banking companies in the United States. As is the case with the S&P MidCap 400 index, the KBW 50 is a market capitalization weighted index and assumes quarterly reinvestment of dividends.

           As indicated in the Management Compensation and Benefits Committee Report above, return on average assets (ROA) is an important factor for determining First Virginia's performance and for determining short-term and long-term compensation for First Virginia's executive officers. The following chart compares First Virginia's ROA during the period 1995-1999 with the KBW Southern Regional Peer Group and with a local peer group consisting of Compass Bancshares, Hibernia Corporation, Mercantile Bankshares Corporation, First Tennessee National Corporation, Allfirst Financial, Inc., CCB Financial Corporation, and Centura Banks, Inc. As noted in the

Management Compensation and Benefits Committee Report, the Compensation Committee compared First Virginia's ROA with both these groups as part of their evaluation of executive compensation.

                                                COMPARISON OF RETURN ON AVERAGE ASSETS
                                             First Virginia Banks, Inc., Southern Regional
                                                         and Local Peer Groups

                                                                       Southern
                                          First Virginia               Regional                       Local
                                          Banks, Inc.                  Peer Group                     Peer Group
                                          -----------                  ----------                     ----------
                     1995                 1.41                          1.23                           1.38

                     1996                 1.43                          1.27                           1.34

                     1997                 1.44                          1.30                           1.35

                     1998                 1.40                          1.22                           1.43

                     1999                 1.59                          1.24                           1.42





                          TRANSACTIONS WITH MANAGEMENT

           During the past year, certain of the directors and officers of First Virginia and their associates had loans outstanding from First Virginia's banking subsidiaries. Each of these loans was made in the ordinary course of the lending bank's business. In some cases, where officers of First Virginia or its subsidiaries had to be relocated, residential mortgage loans were made by First Virginia at favorable interest rates. None of the named executive officers had any below-market-rate loans from First Virginia and none of them had any loans from any of First Virginia's banking subsidiaries at favorable interest rates. All other loans have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1999, the aggregate amount of loans outstanding to all directors and executive officers of First Virginia and associates and members of their immediate families was approximately $47,525,000.

                     II. APPOINTMENT OF INDEPENDENT AUDITORS

           On February 23, 2000, upon recommendation of First Virginia's Audit Committee, First Virginia's Board of Directors appointed the accounting firm KPMG LLP as independent accountants for the year ending December 31, 2000.

           At the meeting, a vote will be taken on a proposal to ratify the appointment by the Board of Directors of KPMG LLP as independent auditors for the year ending December 31, 2000. Ratification will require the affirmative vote of the holders of a majority of shares of Common and Preferred Stock present or represented by properly completed proxies at the meeting, provided a quorum is present and a majority of the outstanding shares of Common and Preferred Stock vote on the matter. Abstentions and broker nonvotes will be included in determining the number of votes present or represented at the meeting with respect to determining a quorum. Broker nonvotes will not be included among those that vote on the matter. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.

           On February 24, 1999, First Virginia's Audit Committee approved, and First Virginia's Board of Directors ratified, the appointment of the accounting firm KPMG LLP as independent accountants for the year ending December 31, 1999 to replace Ernst & Young LLP ("E & Y"), who were dismissed as the independent accountants effective with such appointment.

           The reports of E & Y on First Virginia's consolidated financial statements for the years ending December 31, 1998 and 1997 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of First Virginia's consolidated financial statements for the two years ended December 31, 1998 and through February 24, 1999, there have been no disagreements between First Virginia and E & Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of E & Y, would have caused them to make reference thereto in their report on the financial statements for such years. In addition, there were no reportable events (as defined in SEC Regulation S-K, Item 304(a)(1)(v)) during the two years ending December 31, 1998 and through February 24, 1999.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.

                              STOCKHOLDER PROPOSALS

           Any stockholder proposal intended to be presented at the next Annual Meeting in 2001 and included in First Virginia's Proxy Statement in 2001 must be received by First Virginia no later than November 8, 2000. Upon receipt of any such proposal, First Virginia will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies.

           Under First Virginia's Bylaws, in order for a stockholder to nominate a candidate for director, written notice of the nomination must be given to First Virginia in advance of the meeting. Ordinarily, such notice must be given not less than 90 nor more than 120 days before the meeting. However, if First Virginia gives less than 70 days' notice or prior public disclosure of the meeting, then the stockholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made. The notice must include, among other things,

(i) the name and record address of, and the class and amount of voting securities of First Virginia owned by, the stockholder proponent, (ii) the name, age, address and occupation of, and the class and amount of voting securities of First Virginia owned by, the nominee, and (iii) all information that would be required under Securities and Exchange Commission rules in a proxy statement soliciting proxies for such nominee.

           In order for a stockholder to bring other business before an annual meeting of stockholders, written notice must be given to First Virginia within the same time limits described above for the nomination of a candidate for director. The notice must include, among other things, (i) the name and record address of, and the class and amount of voting securities of First Virginia owned by, the stockholder proponent and any other stockholder known to be supporting such proposal, (ii) a brief description of the proposed business, the reasons for conducting such business at the annual meeting, and (iii) any financial or other interest of the stockholder in such proposal. These advance notice requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in First Virginia's Proxy Statement. In each case, the notice must be given to the Secretary of First Virginia at its principal executive offices, 6400 Arlington Boulevard, Falls Church, Virginia 22042-2336.

           The foregoing summary of certain provisions of First Virginia's Bylaws is not intended to be complete and is qualified in its entirety by reference to the Bylaws of First Virginia, copies of which will be furnished without charge to any stockholder upon written request to the Secretary.

                                  OTHER MATTERS

           Management does not know of any other business to be presented to the meeting except for matters incident to the conduct of the meeting. The persons named in the accompanying proxy will vote in accordance with the specifications on the proxy form and will vote in accordance with their best judgment on any other matters which properly come before the meeting.

           The cost of soliciting proxies will be borne by First Virginia. In addition to solicitation by mail, proxies may be solicited in person, by telephone or telegraph, or the Internet, by directors, officers and employees of First Virginia and its subsidiaries. In addition, First Virginia has engaged Morrow & Co., Inc. to aid in the distribution of proxy materials and to solicit proxies from brokers, nominees, and security-holding companies for a fee of $5,000, plus out-of-pocket expenses. First Virginia does not expect to pay any other compensation for the solicitation of proxies, but will pay brokers, nominees, fiduciaries, and other custodians their reasonable expenses for sending proxy material to principals and obtaining their instructions.

           A copy of First Virginia's Annual Report for 1999, including financial statements, is being mailed with this Proxy Statement to all stockholders of record. The Annual Report is not to be regarded as proxy soliciting material.

           FIRST VIRGINIA WILL PROVIDE WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING, A COPY OF ITS ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, ON FORM 10-K, WHICH REPORT WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR BEFORE MARCH 30, 2000. STOCKHOLDERS OF RECORD ON FEBRUARY 21, 2000, AND BENEFICIAL OWNERS OF SUCH SECURITIES SHOULD SUBMIT REQUESTS FOR SUCH REPORT TO BARBARA J. CHAPMAN, SECRETARY, 6400 ARLINGTON BOULEVARD, FALLS CHURCH, VIRGINIA 22042-2336.

                                 March 6, 2000

Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549

Re:   Definitive Proxy Statement for First Virginia Banks, Inc.

Gentlemen:

      Enclosed for filing electronically is First Virginia's definitive proxy statement and form of proxy. These proxy materials are being sent to shareholders on or about March 8, 2000. Since only routine matters will be considered at this year's Annual Meeting, no preliminary proxy statement was filed.

                                          Sincerely,


                                          Christopher M. Cole
                                          Vice President and
                                          Assistant General Counsel


Enclosures

CMC:pah

REVOCABLE PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST VIRGINIA BANKS, INC.

ANNUAL MEETING OF STOCKHOLDERS
April 28, 2000
10:00 a.m. local time

The undersigned hereby appoints Elsie C. Gruver, Robert M. Rosenthal and Lynda
S. Vickers-Smith (the Proxy Committee) as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the shares of stock of FIRST VIRGINIA BANKS, INC., standing in the name of the undersigned at the Annual Meeting of Stockholders to be held Friday, April 28, 2000, at the Ritz-Carlton Hotel at Tysons Corner, Ballroom Level, 1700 Tysons Boulevard, McLean, Virginia, at 10:00 a.m., local time, and any adjournment thereof, in accordance with instructions given in this proxy and, at their discretion, upon any other business not now known which properly may come before the meeting, all as more fully set forth in the accompanying proxy statement, receipt of which is acknowledged.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FIRST VIRGINIA BANKS, INC. - ANNUAL MEETING, APRIL 28,2000

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1. Call toll free 1-888-221-0698 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

2. Via the Internet at www.proxyvoting.com/fvb and follow the instructions. or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE VOTE

The Board of Directors recommends a vote "FOR" Proposals 1 and 2.

Please mark your voted as indicated in this example               (X)

1. The election as directors of all nominees listed below, except as marked to the contrary.

      For               Withhold          For All Except
      (  )              (  )                    (  )

(01) B. Fitzpatrick           (02) L. Jennings
(03) W. Phillips              (04) A. Zettlemoyer

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s) name(s) in the space provided below.


--------------------------------------------------------------------------------
2. Ratification of KPMG LLP as Auditors.

      For               Against           Abstain
      (  )              (  )              (  )

If no instructions are specified above, this proxy will be voted "FOR" each of the proposals listed.

Please be sure to sign and date this Proxy in the box below.

-----------------------------------               ---------------
Stockholder sign above -                              Date
Co-holder (if any) sign above

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, write in the full corporate or partnership name and have the President or other authorized officer sign. If shares are held jointly, each holder should sign, but only one signature is required.

***IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE
INSTRUCTIONS BELOW***

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

      VOTE BY TELEPHONE/INTERNET
      QUICK***EASY***IMMEDIATE

Your telephone/internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Please have this card handy when you call. You'll need it in front of you in order to complete the voting process.

VOTE BY PHONE: You will be asked to enter the Control Number (look below at right).

OPTION A:   To vote as the Board of Directors recommends on ALL proposals, press 1.  Your vote will be confirmed.

OPTION B:   If you choose to vote on each proposal separately, press 0. You will hear these instructions:

Item 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press
9. To vote FOR ALL NOMINEES EXCEPT for certain of the nominees, press
0 and listen to the instructions.

Item 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. When asked, you must confirm your vote by pressing 1.

VOTE BY INTERNET: The web address is www.proxyvoting.com/fvb
You will be asked to enter the Control Number (look below at right). If you vote by telephone or internet, DO NOT mail back your proxy.

THANK YOU FOR VOTING

Call Toll Free On a Touch Tone Telephone          FOR TELEPHONE/INTERNET
1-888-221-0698 - ANYTIME                          VOTING:

There is NO CHARGE to you for this call           CONTROL NUMBER
TELEPHONE/INTERNET VOTING DEADLINE:
12 midnight-April 27, 2000